Exhibit 99.1

Houston American Energy Corp. Announces Planned Name Change to “Abundia Global Impact Group Inc.”

Ticker symbol to change from HUSA to AGIG on NYSE American

HOUSTON, TX – November 25, 2025 – Houston American Energy Corp. (NYSE American: HUSA) (“HUSA” or the “Company”) today announced that it plans to change its name to Abundia Global Impact Group Inc., on or about December 8, 2025, and will trade under a new ticker symbol “AGIG” on NYSE American exchange. The Company believes the name change better reflects its focus on sustainable fuels and energy transition technologies, following its acquisition of Abundia Global Impact Group LLC (“AGIG LLC”).

The planned name change reflects the Company’s long-term vision to build a scalable platform in circular fuels, sustainable feedstocks, and next-generation low-carbon energy solutions. As the Company transitions into Abundia Global Impact Group Inc., it intends to focus on advancing technologies that convert waste plastics and other renewable feedstocks into low-carbon fuels, chemical intermediates, and clean energy products. This strategic direction positions the Company to participate in one of the fastest-growing segments of the global energy economy while addressing critical sustainability and waste-management challenges

The Company believes the Abundia platform provides a strong foundation for long-term value creation, supported by the ongoing development of its Cedar Port Renewable Energy Complex, continued integration of its circular-fuels technologies, and expansion of partnerships across engineering, licensing, and project development. By aligning its corporate identity with its operational focus, the Company aims to strengthen its market positioning, expand its institutional investor base, and accelerate its progress toward commercial operations and scaled growth in the renewable fuels sector.

About Houston American Energy Corp.

Houston American Energy Corp. (NYSE American: HUSA) is an independent energy company with a growing and diversified portfolio across both conventional and renewable sectors. Historically focused on the exploration and production of oil and natural gas, the Company is actively expanding into high-growth segments of the energy industry. In July 2025, HUSA acquired Abundia Global Impact Group LLC, a technology-driven platform specializing in the conversion of waste plastics into low-carbon fuels and chemical feedstocks. This strategic acquisition reflects HUSA’s broader commitment to meeting global energy demands through a balanced mix of traditional and alternative energy solutions and positions the Company to capitalize on emerging opportunities in sustainable fuels and energy transition technologies.

Forward-Looking Statements

This press release contains forward-looking statements regarding the Company’s current expectations. Words such as “plans,” “believes,” “expect,” “intends,” “may,” “will,” “could,” “predicts,” and similar expressions (or the negative versions of such words or expressions) are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, references to the Company’s expectations regarding the Company’s belief that its name change better reflects the Company’s focus on sustainable fuels and energy transition technologies, following its acquisition of AGIG LLC. The statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Factors that could cause actual results to differ materially from those set forth in such forward-looking statements include, but are not limited to, risks and uncertainties related to there being no guarantee that the trading price of the Company’s common stock will be indicative of the Company’s value or that the Company’s Common Stock will become an attractive investment in the future. These and other risks and uncertainties are described more fully in our filings with the U.S. Securities and Exchange Commission. The information in this press release is provided only as of the date of this press release, and we undertake no obligation to update any forward-looking statements contained in this press release based on new information, future events, or otherwise, except as required by law.

Contacts

For additional information, view the Company’s website at www.houstonamerican.com or contact Houston American Energy Corp. at (713)-322-8818.